Exhibit 23.4




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Access Integrated Technologies, Inc. on Form S-8 of our report, dated January 28, 2005 of the FiberSat Global Services, LLC financial statements for the year ended December 31, 2003, appearing in the current report on Form 8-K/A of Access Integrated Technologies, Inc., filed with the SEC on February 2, 2005.



/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
April 22, 2005